SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 25, 2001



                        FLORIDA BUSINESS BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)
        -----------------------------------------------------------------


        Florida                        333-65101                 59-3517595
----------------------------      -------------------        -------------------
(State or other jurisdiction    Commission File Number          (I.R.S. Employer
     Of incorporation)                                       Identification No.)




                   2202 North West Shore Boulevard, Suite 150
                              Tampa, Florida 33607
                  --------------------------------------------
                     address of principal executive offices)

                  Registrant's telephone number: (813) 281-0009




                                 Not Applicable
                             ----------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

         On December 27, 2000, Timothy A. McGuire resigned as Director and President of Florida Business BancGroup, Inc. ("Company"), and resigned as Director, President and Chief Executive Officer of the Company's wholly owned subsidiary Bay Cities Bank ("Bank"). Mr. McGuire did not provide the Company with a letter indicating any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

         On December 27, 2000, the Board of Directors of the Bank appointed Executive Vice President and Senior Loan Officer Gregory W. Bryant as interim President and Chief Executive Officer.

         At its January 10, 2001 meeting, the Board of Directors of the Bank formally elected Mr. Bryant as a Director, its President and its Chief Executive Officer, subject to regulatory clearance. On January 24, 2001, the Florida Department of Banking and Finance issued a "no-objection" letter with regard to Mr. Bryant's positions at the Bank. At its January 25, 2001 meeting, the Board of Directors of the Company formally elected Mr. Bryant as the Company's President and appointed him to fill the Director vacancy created by Mr. McGuire's resignation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 26, 2001

                                            Florida Business BancGroup, Inc.
                                            ------------------------------------
                                            (Registrant)


                                            By: /s/ Marti J. Warren
                                                --------------------------------
                                                    Marti J. Warren
                                                    Chief Financial Officer